UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 11, 2011

NetLogic Microsystems, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50838	77-0455244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3975 Freedom Circle, Santa Clara, CA 95054

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 454-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K is being filed pursuant to an agreement in principle regarding settlement of certain litigation relating to the Agreement and Plan of Merger by and among NetLogic Microsystems, Inc. (“NetLogic”), Broadcom Corporation (“Broadcom”), and I&N Acquisition Corp. (“Merger Sub”), dated as of September 11, 2011.

SETTLEMENT OF CERTAIN LITIGATION

As previously reported, most recently in a Definitive Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on October 20, 2011 (the “Definitive Proxy Statement”), on September 16, 2011, a putative class action lawsuit, New Jersey Carpenters Pension Fund v. Broyles, et al., Case No. 111CV209381, challenging the Merger was filed in California Superior Court, County of Santa Clara (referred to as the “California Action”) against Broadcom, Merger Sub and the members of our board of directors. On September 20, 2011, another putative class action lawsuit, Vincent Anthony Danielo v. NetLogic Microsystems, Inc., et al., CA No. 6881, challenging the Merger was filed in the Court of Chancery of the State of Delaware (referred to as the “Delaware Action”) against NetLogic, Broadcom, Merger Sub and the members of our board of directors. The complaints in both lawsuits (collectively the “Shareholder Litigations”) allege that our directors violated their fiduciary duties to our stockholders by, among other things, failing to ensure a fair sale process and a fair price in connection with the Merger, and acting to further their personal interests and the interests of Broadcom at the expense of NetLogic’s stockholders. Each lawsuit also alleges that Broadcom and Merger Sub aided and abetted our directors in breaching their fiduciary duties. On October 7, 2011, the plaintiff in the California Action filed an amended complaint adding allegations that the preliminary proxy statement filed on October 5, 2011 contained inadequate and misleading disclosures under Delaware law by failing to provide additional and more detailed disclosures regarding the events leading up to the merger, the analysis and opinion of Qatalyst Partners LP, and the NetLogic financial forecasts. On October 19, 2011, the plaintiff in the Delaware Action filed his amended complaint adding similar disclosure claims. The plaintiffs in both lawsuits seek to enjoin the consummation of the Merger and seek an award of the costs of the action, including reasonable allowances for attorneys’ and experts’ fees, among other relief. On October 7, 2011, defendants in the California Action filed a motion to stay that action pending the resolution of the Delaware Action. A hearing on that motion is set for December 23, 2011. On October 3, 2011, the Broadcom defendants filed an answer to the original Delaware Action complaint denying all the substantive allegations and asserting affirmative defenses. On October 13, 2011, the NetLogic defendants filed their answer to the original Delaware Action complaint denying all the substantive allegations and asserting affirmative defenses. On October 19, 2011, the NetLogic defendants filed a motion to dismiss the Delaware Action. On October 27, 2011, the plaintiff in the California Action filed an application for an order to show cause and a temporary restraining order (“TRO Application”) to enjoin the shareholder vote scheduled for November 22, 2011. A hearing on that application is set for November 18, 2011. On November 3, 2011, the NetLogic defendants filed a demurrer to the amended complaint in the California Action. The demurer is set for hearing on December 23, 2011. On November 7, 2011, the Broadcom defendants filed a motion to dismiss the Delaware Action. On November 9, 2011, the NetLogic and Broadcom defendants filed their opposition to plaintiff’s TRO Application.

On November 11, 2011, the defendants in both actions reached an agreement in principle with the plaintiffs in both actions regarding settlement of the Shareholder Litigations. In connection with the settlement contemplated by that agreement in principle, the Shareholder Litigations and all claims asserted therein will be dismissed. The terms of the settlement contemplated by that agreement in principle require that NetLogic make certain additional disclosures related to the Merger, which are contained in this Current Report on Form 8-K. The parties also agreed that plaintiffs may seek attorneys’ fees and costs in an amount up to $795,000, with NetLogic to pay such fees and costs if such fees and costs are approved by the court in the California action. There will be no other settlement payment by NetLogic, any of the members of the NetLogic board of directors, or Broadcom. The agreement in principle further contemplates that the parties will enter into a stipulation of settlement, which will be subject to customary conditions, including court approval following notice to NetLogic’s shareholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the court will consider the fairness, reasonableness and adequacy of the settlement. Both the California and the Delaware Actions will be stayed pending court approval of the settlement. There can be no assurance that the parties will ultimately enter into a stipulation of settlement, that the court will approve any proposed settlement, or that any eventual settlement will be under the same terms as those contemplated by the agreement in principle.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of certain outstanding shareholder litigation as described in this Current Report on Form 8-K, NetLogic has agreed to make these supplemental disclosures to the Definitive Proxy Statement. The supplemental information set forth below must be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Where only a portion of the text presented below has been modified, the change has been highlighted in bold font and underscored. Strike-throughs indicate text in the Definitive Proxy Statement that has been removed or replaced with new language highlighted below. Deleted text is shown with strike-throughs. All page number references are to the Definitive Proxy Statement.

The following additional paragraph supplements the disclosure on page 26 of the Definitive Proxy Statement, under “THE MERGER – Background of the Merger:”

On September 2, 2011 the Compensation Committee of our board of directors met and awarded the balance of the RSU equity compensation that our board of directors had approved in January 2011 for awards to 10 executive officers, including Mr. Jankov in several installments during 2011, which awards would have been granted in full prior to year end in any event. Broadcom was aware of these awards and concurred with the timing of the awarding of the last installment on September 2, 2011.

The following supplemental information is provided with respect to “THE MERGER – Opinion of NetLogic’s Financial Advisor:”

(1)            on p. 33 of the Definitive Proxy Statement, following the statement, “For purposes of its analyses, Qatalyst Partners reviewed a number of financial metrics including,” add the following bullet point definition between the two existing ones:

Unlevered Free Cash Flow – generally the amount of NetLogic’s operating income (excluding stock based compensation, amortization of intangibles and other non-recurring charges), less cash taxes, plus depreciation and amortization, less capital expenditures, less investments in working capital, less cash payments for Optichron earnout; and”

(2)            The following paragraph on page 33 with respect to “Illustrative Discounted Cash Flow Analysis” is supplemented by the addition of the highlighted parenthetical expression:

Qatalyst Partners performed an illustrative discounted cash flow ("DCF") analysis, which is designed to imply a potential, present value of NetLogic by adding the net present value of the estimated future cash flows to the net present value of a corresponding terminal value of NetLogic. Qatalyst Partners’ analysis included the Unlevered Free Cash Flows of NetLogic for the fourth quarter of calendar year 2011 through calendar year 2015 and calculated the terminal value at the end of 2015 by applying a range of multiples of 12.0x to 20.0x to NetLogic's calendar year 2016 estimated NOPAT (assuming an effective tax rate of 10%). These values were discounted to present values using a weighted average cost of capital ranging from 9.5% to 15.5%. Qatalyst Partners then applied a dilution factor of 15% to reflect the dilution to current stockholders due to the effect of future equity compensation grants projected by NetLogic's management (which dilution factor reflects a projected 2.7% dilution compounded annually). Based on the calculations set forth above, this analysis implied a range of values for NetLogic's common stock of approximately $33.02 to $58.48 per share.

(3)            On pages 33 and 34, the “Selected Companies Analysis” is supplemented by reorganizing the table and adding the highlighted text and data, as indicated below:

Selected Companies Analysis

Qatalyst Partners compared selected financial information and public market multiples for NetLogic with publicly available information and public market multiples for selected companies. The companies used in this comparison included those companies listed below and were selected because they are publicly traded companies in NetLogic's industry. Based upon research analyst consensus estimates for calendar year 2012, and using the closing prices as of September 9, 2011 for shares of the selected companies, Qatalyst Partners calculated ~~among other things~~ the implied Fully Diluted Enterprise Value divided by the estimated consensus revenue for calendar year 2012, which we refer to as the “CY12E Revenue Multiple,” the closing stock price divided by the estimated consensus earnings per share for calendar year 2012, which we refer to as the “CY12E P/E Multiple,” and the implied Fully Diluted Enterprise Value divided by the estimated consensus NOPAT for the next twelve months, which we refer to as the “NTM NOPAT Multiple”.

The companies compared, together with their respective CY12E Revenue Multiple, CY12 P/E Multiple, and NTM NOPAT Multiple, are listed below:

Company	CY12E Revenue Multiple	CY12E P/E Multiple	NTM NOPAT Multiple
Altera Corporation	3.9x	13.2x	10.1x
Broadcom Corporation	1.9x	10.8x	9.1x
Cavium, Inc.	4.5x	19.9x	21.0x
EZchip Semiconductor Ltd.	7.9x	18.3x	19.8x
Marvell Technology Group Ltd.	1.6x	8.8x	6.5x
Mellanox Technologies, Ltd.	3.5x	20.1x	24.5x
NVIDIA Corporation	1.4x	10.5x	8.9x
PMC-Sierra Inc.	1.6x	8.3x	7.8x

~~Based upon research analyst consensus estimates for calendar year 2012, and using the closing prices as of September 9, 2011 for shares of the selected companies, Qatalyst Partners calculated, among other things, the implied Fully Diluted Enterprise Value divided by the estimate consensus revenue for calendar year 2012, which we refer to as the “CY12E Revenue Multiple.”~~

The median CY12E Revenue Multiples among the selected companies analyzed was 2.7x, and the CY12E Revenue Multiple for each company analyzed is set forth in the table above. The CY12E Revenue Multiple for NetLogic based on the Analyst Projections was 4.7x.

Based on an analysis of the CY12E Revenue Multiple for the selected companies, Qatalyst Partners selected a representative range of 3.5x to 5.0x and applied this range to NetLogic’s estimated calendar year 2012 revenue. Based on NetLogic’s fully-diluted shares (assuming treasury stock method), including common stock, RSUs, and stock options as provided by management of NetLogic on ~~August~~ September 8, 2011, as well as contingent shares to be issued, this analysis implied a range of values for Company’s common stock of approximately $25.28 to $35.15 per share based on the Company Projections and approximately $24.12 to $33.49 per share based on selected Analyst Projections.

~~Based upon research analyst consensus estimates for calendar year 2012 and using the closing prices as of September 9, 2011 for shares of the selected companies, Qatalyst Partners calculated the closing stock price divided by the estimated consensus earnings per share for calendar year 2012, which we refer to as the “CY12E P/E Multiples,” for each of the selected~~

~~companies.~~ The median CY12E P/E Multiples among the selected companies analyzed was 12.0x, and the CY12E P/E Multiple for each company analyzed is set forth in the table above. The CY12E P/E Multiple for NetLogic based on the Analyst Projections was 17.7x.

(4)            On page 35, the “Selected Transactions Analysis” is modified and supplemented as set forth below. (The additional text and data are highlighted and the modified text is identified by strike-throughs.):

Selected Transactions Analysis

Qatalyst Partners compared 19 selected transactions announced between January 2001 and April 2011 involving semiconductor companies with a transaction value in excess of $800 million. For each of the transactions listed ~~above~~ below, Qatalyst Partners reviewed the Fully Diluted Enterprise Value of the target company as a multiple of next twelve months revenue of the target company, which we refer to as the “NTM Revenue Multiple,” and the price paid in the transaction as a multiple of next twelve months earnings of the target company, which we refer to as the “NTM P/E Multiple,” in each case as reflected in Wall Street analyst research, certain publicly available financial statements and press releases.

The transactions analyzed, together with their respective announcement dates, NTM Revenue Multiples and NTM P/E Multiples, are listed below:

Target	Acquiror	Announcement Date	NTM Revenue Multiple	NTM P/E Multiple
National Semiconductor Corporation	Texas Instruments Inc.	4-4-2011	4.4x	21.5x
Atheros Communications Inc.	Qualcomm Inc.	1-5-2011	3.5x	23.5x
Infineon Technologies AG (Wireless Business)	Intel Corporation	8-30-2010	0.7x	Not publicly available (“NA”)
Renesas Technology Corporation	NEC Electronics Inc.	9-15-2009	NA	NA
NXP Semiconductors (Wireless Business)	STMicroelectronics (Wireless Business)	4-10-2008	NA	NA
AMIS Holdings, Inc.	ON Semiconductor Corporation	12-13-2007	1.7x	13.3x
Sirenza Microdevices	RF Micro Devices Inc.	8-13-2007	4.2x	22.8x
Agere Systems Inc.	LSI Logic Corporation	12-4-2006	2.5x	22.6x
Freescale Semiconductor Inc.	Investor Group	9-15-2006	2.4x	20.3x
Royal Philips Electronics N.V. (Semiconductor Division)	Investor Group	8-3-2006	1.6x	NA
msystems Ltd.	SanDisk Corp.	7-30-2006	1.4x	23.4x
ATI Technologies Inc.	Advanced Micro Devices Inc.	7-24-2006	1.8x	26.2x
Lexar Media Inc.	Micron Technology Inc.	3-8-2006	0.8x	Not Meaningful (i.e. negative or greater than 50x)
Texas Instruments Inc. (Sensor and Controls Unit)	Bain Capital	1-9-2006	3.5x	NA
Agilent Technologies Inc. (Semiconductor Products Division)	Investor Group (KKR & Silver Lake Partners)	8-15-2005	NA	NA
Integrated Circuit Systems, Inc.	Integrated Device Technology, Inc.	6-15-2005	5.9x	30.2x
Elantec Semiconductor Inc.	Intersil Corp.	3-10-2002	12.0x	Not Meaningful
Sawtek Inc.	TriQuint Semiconductor Inc.	5-15-2001	9.8x	34.4x
Dallas Semiconductor Corporation	Maxim Integrated Products, Inc.	1-29-2001	4.6x	28.2x

~~For each of the transactions listed above, Qatalyst Partners reviewed the implied Fully Diluted Enterprise Value of the target company as a multiple of next twelve months revenue of the target company as reflected in Wall Street analyst research, certain publicly available financial statements and press releases.~~

Based on the analysis of ~~such metrics~~ the NTM Revenue Multiples for the transactions noted above, Qatalyst Partners selected a representative range of 2.5x to 5.0x applied to NetLogic's next twelve months estimated revenue reflected in the Analyst Projections. Based on the calculations set forth above and NetLogic’s fully-diluted shares (assuming treasury stock method), including common stock, RSUs, and ~~stock~~ options as provided by management of NetLogic on ~~August~~ September 8, 2011, as well as contingent shares to be issued, this analysis implied a range of values for NetLogic's common stock of approximately $16.68 to $31.09 per share.

~~For each of the transactions listed above, Qatalyst Partners also reviewed, among other things, the price paid in the transaction as a multiple of next twelve months earnings of the target company reflected in Wall Street analyst research, certain publicly available financial statements and press releases.~~ Based on the analysis of ~~such metrics~~ NTM P/E Multiples for the transactions noted above, Qatalyst Partners selected a representative range of 20.0x to 26.0x and applied this range of multiples to NetLogic’s next twelve months estimated earnings per share reflected in the Analyst Projections. Based on the calculations set forth above, this analysis implied a range of values for NetLogic common stock of approximately $34.30 to $44.59 per share.

Under “THE MERGER – Financial Forecasts,” on page 37, the following additional financial forecast information (in $ millions) is included in the table between “EBITDA” and “Net Income:”

Operating Income        $131    $185    $248    $304    $329    $361

Additional information about the Merger and Where to Find It

Before making any voting decision with respect to the proposed transaction, stockholders of NetLogic are urged to read the Definitive Proxy Statement and other relevant materials because these materials contain or will contain important information about the proposed transaction. The Definitive Proxy Statement and other relevant materials, and any other documents to be filed by NetLogic with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov or from NetLogic’s website at www.netlogicmicro.com or by contacting NetLogic Investor Relations at: investors@netlogicmicro.com. Investors and security holders of NetLogic are urged to read the Definitive Proxy Statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed merger because they contain or will contain important information about the merger and the parties to the merger.

NetLogic and Broadcom and each of their respective executive officers, directors and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies from NetLogic’s stockholders in favor of the proposed transaction. A list of the names of NetLogic’s executive officers and directors and a description of their respective interests in NetLogic are set forth in NetLogic’s annual report on Form 10-K for the fiscal year ended December 31, 2010, the proxy statement for NetLogic’s 2011 Annual Meeting of Stockholders and the Definitive Proxy Statement and other relevant materials filed with the SEC in connection with the merger when they become available. Certain executive officers and directors of NetLogic have interests in the proposed transaction that may differ from the interests of stockholders generally, including benefits conferred under retention, severance and change in control arrangements and continuation of director and officer insurance and indemnification. These interests and any additional benefits in connection with the proposed transaction are described in the Definitive Proxy Statement. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Broadcom’s executive officers and directors by reading Broadcom’s proxy statement for its 2011 Annual Meeting of Stockholders.

Disclaimer Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include, without limitation, internally prepared financial forecasts of potential future operating results and cash flows. Such statements were based upon past expectations concerning future events and involve risks and uncertainties. We have included a summary of such forecasts (the “Company Projections”) in the Definitive Proxy Statement and this report to provide our stockholders access to certain non-public information that was made available to NetLogic’s board of directors, financial advisor, and, through 2013, to Broadcom in connection with their consideration of the merger. The inclusion of this forward-looking financial information should not be regarded as an indication that NetLogic, its management, its board of directors, any of their respective representatives or any other prior recipient of this information considered, or now considers, the financial forecasts below to be assuredly predictive of actual future results. NetLogic management’s internal financial forecasts, upon which the Company Projections were based, were subjective in many respects. The financial forecasts reflected numerous estimates and assumptions related to NetLogic’s business that are inherently subject to significant economic, political and competitive uncertainties, all of which are difficult to predict and many of which are beyond NetLogic’s control. As a result, there can be no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. The financial forecast information was not prepared with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. No independent public accounting firm or accountants have compiled, examined, or performed any procedures with respect to NetLogic’s financial forecast information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Additionally, the financial forecast information does not take into account any circumstances or events occurring after the stated date of its preparation.

BY INCLUDING IN THIS REPORT INFORMATION FROM NETLOGIC’S INTERNAL FINANCIAL FORECASTS, NETLOGIC UNDERTAKES NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FINANCIAL FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FINANCIAL FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NetLogic Microsystems, Inc.

Date: November 11, 2011	By:	/s/ Michael T. Tate
Michael T. Tate Vice President and Chief Financial Officer